SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant / /

Filed by a party other than the registrant /X/

Check the appropriate box:

     /X/      Preliminary Proxy Statement
     / /      Confidential, for Use of the Commission Only (as permitted by
              Rule 14a-6(e)2))
     / /      Definitive Proxy Statement
     / /      Definitive Additional Materials
     / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                         Dynamics Corporation of America
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


                                 WHX Corporation
--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/    No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:


--------------------------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:


--------------------------------------------------------------------------------

         (4)      Date Filed:

                          Preliminary Proxy Materials,
                              Dated March 31, 1997
                                [WHX Letterhead]



                                                         April   , 1997



Dear Fellow Shareholders of Dynamics Corporation of America:

         WHX has offered $40 per share in cash to acquire 100% of Dynamics Corporation of America. This price represents a premium of nearly 30% over the market price at year-end.

         As the first step, on March 31 WHX commenced a tender offer to increase its ownership percentage to 19.9%, at a price of $40 per share.

         Concurrently with its tender offer, WHX is soliciting your vote to (i) elect four WHX nominees (a majority) to the Board of Directors, and (ii) adopt shareholder by-laws which will permit holders of at least 9.9% of the outstanding stock to call a special meeting of shareholders, permit the removal of directors at any time without cause and repeal any by-law changes which the Board of Directors might adopt in response to WHX's offer.

         WHX's nominees to the Board of Directors are committed to promptly effect a merger of Dynamics Corp. of America with WHX at $40 per share. If elected, they will vote to take all appropriate steps to remove the anti-takeover defenses which may hinder the completion of WHX's merger proposal.

         If you agree with us that shareholders -- not the Board of Directors -- should have the freedom to decide on whether to accept WHX's merger proposal at $40 per share, then please sign and return the enclosed Gold proxy card.

                                       Sincerely yours,

                                       WHX CORPORATION



                                       Ron LaBow
                                       Chairman of the Board of
                                       Directors

                                    IMPORTANT


The enclosed Proxy Statement details the background of our proposal. Please read it carefully. WE URGE YOU TO MARK, SIGN, DATE AND MAIL THE GOLD PROXY CARD TODAY. IF YOU HAVE ALREADY RETURNED A PROXY CARD TO THE COMPANY, YOU CAN REVOKE THAT PROXY BY RETURNING A NEW GOLD PROXY CARD TODAY. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED.

                IF YOU NEED ADDITIONAL INFORMATION OR ASSISTANCE
                       IN VOTING YOUR SHARES, PLEASE CALL
             GEORGESON & COMPANY INC., TOLL FREE AT 1-800-223-2064.

                           PRELIMINARY PROXY MATERIALS
                              DATED MARCH 31, 1997


                       1997 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                         DYNAMICS CORPORATION OF AMERICA

                           ---------------------------

                                 PROXY STATEMENT

                                       OF

                                 WHX CORPORATION

                           ---------------------------

         This Proxy Statement (the "Proxy Statement"), the accompanying letter to shareholders and the enclosed GOLD proxy card are furnished in connection with the solicitation of proxies by WHX Corporation, a Delaware corporation ("WHX"), for use at the 1997 Annual Meeting of Shareholders of Dynamics Corporation of America, a New York corporation (the "Company"), to be held in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut on Friday, May 2, 1997 at 10:30 a.m. and at any adjournments or postponements thereof (the "Annual Meeting").

         At the Annual Meeting, four directors of the Company (which constitutes a majority of the board) will each be elected for a two-year term or until the election and qualification of each of their successors. WHX is soliciting proxies pursuant to this Proxy Statement: (i) to elect the four nominees of WHX named in this Proxy Statement (the "WHX Nominees") to the Board of Directors of the Company (the "Dynamics Board") and (ii) to approve shareholder amendments to the Company's By-Laws (the "By-Laws") which provide that: (a) special meetings of the shareholders of the Company may be called by the written request of the holders of record of at least 9.9% of the outstanding capital stock of the Company, (b) directors of the Company may be removed at any time without cause, and (c) each and every By-Law provision adopted after March 14, 1997 and prior to the date of this resolution shall be repealed (together, the "By-Law Amendments").

EACH OF THE WHX NOMINEES IS COMMITTED TO A SALE OF THE COMPANY TO WHX AT $40 PER SHARE IN CASH.

         The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is March 14, 1997 (the "Record Date").
Shareholders of record at the close of business on the Record Date will be entitled to one vote for each share of common stock, par value $0.10 per share (the "Shares"), of the Company, held on the Record Date on all matters submitted to a vote of shareholders at the Annual Meeting. The affirmative vote of the holders of a plurality of the Shares represented in person or by proxy at the Annual Meeting is required to elect each of the WHX Nominees. The affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting is required to adopt each of the By-Law Amendments. As set forth in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on March 26, 1997 (the "Dynamics Proxy Statement"), as of the Record Date there were 3,818,766 Shares issued and outstanding, of which 3,572 were non-voting shares convertible at any time into voting shares.

                           ---------------------------

         This Proxy Statement, the accompanying letter to shareholders and the GOLD proxy card are first being furnished to shareholders on or about April __, 1997. The principal executive offices of the Company are located at 475 Steamboat Road, Greenwich, Connecticut 06830.


                              ELECTION OF DIRECTORS

WHX NOMINEES FOR DIRECTORS:


Name, Age and                      Principal Occupation and Business Experience
Principal Business Address        During Last Five Years; Current Directorships(l)
-------------------------------   ------------------------------------------------
Ronald LaBow (62)..............   Chairman  of the  Board  of  Directors  of WHX
  110 East 59th Street            since  July  1994;  Chairman  of the  Board of
  New York, New York 10022        Directors of  Wheeling-Pittsburgh  Corporation
                                  ("WPC")  since  1991;   President,   Stonehill
                                  Investment   Corp.   (a   private   investment
                                  management   company)   since  February  1990.
                                  Formerly with  Neuberger & Berman,  a New York
                                  based investment advisory and management firm,
                                  from  1978 to 1990,  where he was in charge of
                                  investing a portion of the firm's  proprietary
                                  trading  account  in  bankruptcy  and  workout
                                  situations.  Mr. LaBow received a B.S. in 1959
                                  from the  University of Illinois and an M.B.A.
                                  in 1961 from the Columbia  University Graduate
                                  School  of  Business.  He  also  hold  two law
                                  degrees  and is a member of the New York State
                                  bar.  Mr.  LaBow is also a director of Regency
                                  Equities Corp., a real estate company.

Stewart E. Tabin (40)..........   Assistant  Treasurer of WHX since August 1994;
  110 East 59th Street            Assistant Treasurer of WPC since January 1991;
  New York, New York 10022        Vice President of Stonehill  Investment  Corp.
                                  since February 1990. Prior thereto,  Mr. Tabin
                                  was at Neuberger & Berman since 1985, where he
                                  worked with Mr.  LaBow in  investing a portion
                                  of the firm's  proprietary  trading account in
                                  bankruptcy and workout  situations.  From 1986
                                  to 1989,  Mr.  Tabin was also in charge of the
                                  Liberty Fund, an open-end  investment  company
                                  managed by Neuberger & Berman that invested in
                                  high-yield    securities.    Before    joining
                                  Neuberger & Berman,  he  practiced  bankruptcy
                                  and  creditors'  rights  law  with the firm of
                                  Wachtell,  Lipton,  Rosen & Katz  in New  York
                                  City.  Mr. Tabin  received a B.S. in 1978 from
                                  the Wharton School, University of Pennsylvania
                                  (Cum  Laude),  and a J.D. in 1982 from the New
                                  York  University   School  of  Law  (executive
                                  editor of the New York University Law Review).


Name, Age and                      Principal Occupation and Business Experience
Principal Business Address        During Last Five Years; Current Directorships(l)
-------------------------------   ------------------------------------------------

Neale X. Trangucci (40)........   Assistant  Treasurer of WHX since August 1994;
  110 East 59th Street            Assistant Treasurer of WPC since January 1991;
  New York, New York 10022        Vice President of Stonehill  Investment  Corp.
                                  since  February  1990.   Prior  thereto,   Mr.
                                  Trangucci  was at  Neuberger  &  Berman  since
                                  1988,  where  he  worked  with  Mr.  LaBow  in
                                  investing a portion of the firm's  proprietary
                                  trading  account  in  bankruptcy  and  workout
                                  situations.   Prior  to  joining  Neuberger  &
                                  Berman,  he was a Vice  President  in  Salomon
                                  Brothers  Inc.'s  Restructuring  Group  in the
                                  firm's  Merchant  Banking   division.   Before
                                  joining Salomon Brothers, he was a Second Vice
                                  President at  Continental  Bank in the workout
                                  group for six years. Mr. Trangucci  received a
                                  B.S. in 1979 from Bucknell  University  (Magna
                                  Cum   Laude)   and  a   Master's   Degree   in
                                  International  Relations in 1981 from Columbia
                                  University.

Howard Mileaf (60).............   Vice  President,  Special Counsel of WHX since
  110 East 59th Street            April  1993;  Consultant  from  August 1991 to
  New York, New York 10022        April  1993;   Vice   President   and  General
                                  Counsel,  Keene Corporation,  from August 1981
                                  to August 1991;  Trustee/Director of Neuberger
                                  & Berman Equity Mutual Funds since 1984.

--------------------
(1) In July 1994, WHX was created as the new holding company of the WPC group of companies, and WPC became a wholly-owned subsidiary of WHX.

         Shareholders voting by means of the accompanying GOLD proxy card will be granting the proxy holders discretionary authority to vote their Shares for the WHX Nominees. Unless votes are withheld for any of the WHX Nominees, the persons named as proxies on the GOLD proxy card intend to vote such Shares for each of the WHX Nominees.

         The persons named as proxies on the GOLD proxy card do not intend to vote any Shares for the election of the nominees proposed by the Company. Instead, such persons will vote of such Shares to elect the WHX Nominees. In the event the number of persons constituting the Dynamics Board is increased, or the number of classes of directors is changed, prior to the election of directors at the Annual Meeting, the persons named as proxies on the GOLD proxy card reserve the right to vote for any additional nominees for directors nominated by WHX.

         The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of the WHX Nominees as the directors of the Company or withhold authority to vote for the election of the WHX Nominees by marking the proper box on the GOLD proxy card. You may also withhold your vote from any of the WHX Nominees by striking the name of such nominee in the list provided on the GOLD proxy card. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE GOLD PROXY CARD FOR THE ELECTION OF THE WHX NOMINEES.

         WHX believes that it is in your best interest to elect the WHX Nominees at the Annual Meeting. EACH OF THE WHX NOMINEES ARE COMMITTED TO A SALE OF THE COMPANY TO WHX AT $40 PER SHARE IN CASH.

      WHX STRONGLY RECOMMENDS A VOTE FOR THE ELECTION OF THE WHX NOMINEES.

                                BY-LAW AMENDMENTS

         WHX is soliciting proxies pursuant to this Proxy Statement to approve the adoption of amendments to the By-Laws to provide that: (i) special meetings of the shareholders may be called by written request of the holders of record of at least 9.9% of the outstanding Shares, (ii) directors of the Company may be removed at anytime without cause and (iii) each and every By-Law provision adopted after March 14, 1997 and prior to the date of this resolution shall be repealed.

         The purpose of the By-Law Amendments is to further enhance WHX's ability to acquire the Company and to defuse certain anti-takeover defenses or delaying tactics which the Company might seek to employ. As discussed above, concurrently with this solicitation of proxies, WHX is conducting a tender offer (the "Tender Offer") for Shares which will bring its ownership level to 19.9% of the outstanding Shares, subject to automatic downward adjustment in the event the Company amends the "poison pill" Rights Agreement to reduce below 20% the percentage at which a shareholder becomes an Acquiring Person thereunder.

         If WHX is successful in purchasing at least 9.9% of the outstanding Shares (either through the Tender Offer or otherwise) and the By-Law Amendments are adopted at the Annual Meeting, WHX will be able to call a special meeting of shareholders and propose a resolution to remove the Company's directors that oppose the sale of the Company to WHX. The sections of the By-laws that are being amended by the By-Law Amendments may only be further amended by the vote of the holders of a majority of the Shares.

         If approved by the shareholders, the following amendments will be made to the By-Laws:

Article I, Section 3 of the By-Laws would be amended to read as follows:

         "Special meetings of the stockholders, unless otherwise provided by law, may be called by the Chairman of the Board of Directors, the President or by a majority of the Board of Directors of the Corporation (hereinafter called the Board) and shall be called by the Chairman of the Board or the President on the written request of the holders of record of at least 9.9% of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat. Such request in writing shall state the purpose or purposes of such meeting. This
         Section 3 may only be amended by the vote of the holders of a majority in number of the issued and outstanding shares of stock of the Corporation at any annual or special meeting upon notice thereof."

Article II, Section 8 of the By-laws would be amended to read as follows:

         "Any director may be removed, either with or without cause, at anytime, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation then outstanding and entitled to vote, in person or by proxy, at a special meeting of stockholders called for the purpose. The provisions of this Section 8 are subject to any superseding provision contained in any duly issued and outstanding Preferred Stock. This Section 8 may only be amended by the vote of the holders of a majority in number of the issued and outstanding shares of stock of the Corporation at any annual or special meeting upon notice thereof."

In addition, the following resolution would be adopted:

         "Resolved, that each and every provision of the By-Laws of Dynamics Corporation of America adopted after March 14, 1997 and prior to the adoption of this resolution is hereby repealed."

         This resolution is designed to prevent the Company's Board of Directors from taking actions to amend the By-Laws to attempt to nullify any of the actions proposed to be taken by shareholders at the Annual Meeting or to create new obstacles to the consummation of the Tender Offer and the proposed cash merger at $40 per share. According to publicly available information, no By-Law amendments have been adopted since March 14, 1997.

         Shareholders voting by means of the accompanying GOLD proxy card will be granting the proxy holders discretionary authority to vote these Shares for the adoption of the By-Law Amendments. In the event that any amendments to the By-Laws are made that would serve to prevent WHX from purchasing the Company, the persons named as proxies on the GOLD proxy card reserve the right to vote for the adoption of other amendments to the By-Laws that would enable WHX to purchase the Company.

         The accompanying GOLD proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR or AGAINST the adoption of the By-Law Amendments or to WITHHOLD your vote therefrom. IF NO MARKING IS MADE AND YOU HAVE SIGNED AND DATED THE PROXY CARD, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES REPRESENTED BY THE GOLD PROXY CARD FOR THE ADOPTION OF THE BY-LAW AMENDMENTS.

         WHX believes it is in your best interest to adopt the By-Law Amendments at the Annual Meeting.

         WHX STRONGLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE BY-LAW
AMENDMENTS.

                   BACKGROUND AND REASONS FOR THE SOLICITATION

BACKGROUND

         On March 27, 1997, WHX sent the following letter to the Chairman of the
Company:

"Dear Mr. Lozyniak:

         We are writing to propose a business combination between our companies and to express a desire that we work together to accomplish this transaction on an amicable, negotiated basis.

         The Board of Directors of WHX has authorized me to present an offer to acquire in a merger transaction all of the outstanding shares of common stock of Dynamics Corp. at a price of $40 per share. This proposal represents a premium of 16% over the current market price and nearly 30% over the market price at year-end.

         In making this proposal, please be advised that we have no interest in increasing the equity stake which Dynamics Corp. holds in CTS Corporation, or in changing the nature of the current relationship between the two companies.

         This proposal is subject to negotiation and execution of appropriate definitive agreements containing customary and mutually acceptable representations, warranties, terms and conditions. In pursuing this transaction, we would expect representatives from your Board of Directors to join the board of the combined enterprise and the senior management of your company to stay with the combined enterprise under mutually satisfactory arrangements.

         We are confident of our ability to complete this transaction on these terms. In this respect, please note that as of December 31, 1996 we have available over $400 million in cash and cash equivalents.

         We are certain that, upon reflection, your Board of Directors will recognize the fine opportunity which a combination with WHX represents for your stockholders. Our objective is to work with you in a professional and constructive manner to complete our proposal so that the best interests of your stockholders and employees can be served. Please be advised that we would be prepared to increase our offer if additional information which may be provided about your company demonstrates that a higher price is warranted.

         We are willing to discuss with you or a committee of your directors all aspects of our proposal and to answer any questions which you may have. I and other representatives of WHX are available to meet with you for this purpose at any time. If we do not hear from you by the close of business on Friday, March 28, we are authorized to present this proposal directly to your stockholders, through a proxy solicitation at the upcoming annual meeting and through a cash tender offer.

                                                  Very truly yours,

                                                  /s/ Ron LaBow
                                                  Ron LaBow
                                                  Chairman of the Board"

         WHX did not receive a response to this letter, and thereafter, commenced the Tender offer. [Update for subsequent events.]

REASONS FOR THE SOLICITATION; PLANS FOR THE COMPANY.

         In light of the failure of the Dynamics Board to agree to the sale of the Company to WHX at $40 per Share, WHX has determined to seek your votes in support of the WHX Nominees for election to the Dynamics Board at the Annual Meeting. Each WHX Nominee is committed, subject in all respects to his fiduciary duties, to maximizing shareholder value by seeking to effect promptly a negotiated sale of the Company to WHX and will urge the full Dynamics Board to do so.

         In the event WHX acquires the entire equity interest in the Company, WHX has no present intention to make any significant changes in the business strategies of the Company, and WHX has not identified any specific assets, corporate structure or other business strategy which warrants change. However, WHX has made a preliminary review of, and will continue to review, on the basis of available information, various possible business strategies that it might consider if it acquires control of the Company. If WHX acquires control of the Company, WHX intends to conduct a detailed review of the Company and its assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider what, if any, changes or sale of assets would be desirable in light of the circumstances which then exist.


              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

RATIFICATION OF INDEPENDENT AUDITORS

         As set forth in the Dynamics Proxy Statement, at the Annual Meeting Shareholders will be asked to ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1997. WHX is not making any recommendation on this proposal.

         The accompanying GOLD proxy card will be voted in accordance with your instructions on such card. You may vote for ratification and approval of the auditors or vote against, or abstain from voting thereon, by marking the proper box on the GOLD proxy card. If no marking is made, you will be deemed to have given a direction to abstain from voting the Shares represented by the GOLD proxy card with respect to the ratification and approval of the auditors.

OTHER PROPOSALS

         Except as set forth above, WHX is not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the persons named on the GOLD proxy card will abstain from voting on such proposals unless such proposals adversely affect the interests of WHX as determined by WHX in its sole discretion, in which event such persons will vote on such proposals at their discretion.

                           VOTING AND PROXY PROCEDURES

         At the Annual Meeting, four directors of the Company will each be elected for a two-year term or until the election and qualification of their successors. WHX is soliciting your proxy in support of the election of WHX's four nominees named herein as directors of the Company and to approve the adoption of the By-Law Amendments.

         The Dynamics Board has set March 14, 1997 as the Record Date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting. Shareholders of record at the close of business on the Record Date will be entitled to one vote for each Share held on the Record Date on all matters submitted to a vote of shareholders at the Annual Meeting. The affirmative vote of the holders of a plurality of the Shares represented in person or by proxy at the Annual Meeting is required to elect each of the WHX Nominees. The affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting is required to adopt the By-Law Amendments. As set forth in the Dynamics Proxy Statement, as of the Record Date, there were 3,818,766 Shares issued and outstanding, of which 3,752 were non-voting shares convertible at any time into voting shares.

         IN ORDER FOR YOUR VIEWS ON THE ABOVE-DESCRIBED PROPOSALS TO BE REPRESENTED AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED GOLD PROXY CARD AND RETURN IT TO WHX, C/O GEORGESON AT WALL STREET PLAZA, 88 PINE STREET, NEW YORK, NEW YORK 10005, IN THE ENCLOSED ENVELOPE IN TIME TO BE VOTED AT THE ANNUAL MEETING. Execution of the GOLD proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to WHX or to the Secretary of Dynamics, or by voting in person at the Annual Meeting. ONLY YOUR LATEST DATED PROXY FOR THE ANNUAL MEETING WILL COUNT.

         Only shareholders of record as of the close of business on the Record Date will be entitled to vote. If you were a shareholder of record on the Record Date, you will retain your voting rights for the Annual Meeting even if you sell such Shares after the Record Date. ACCORDINGLY, IT IS IMPORTANT THAT YOU VOTE THE SHARES HELD BY YOU ON THE RECORD DATE, OR GRANT A PROXY TO VOTE SUCH SHARES ON THE GOLD PROXY CARD, EVEN IF YOU SELL SUCH SHARES AFTER THE RECORD DATE.

         Shareholders voting by means of the accompanying GOLD proxy card will be granting the proxy holders discretionary authority to vote their Shares for the WHX Nominees and the adoption of the By-Law Amendments.

         If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card.

                         CERTAIN ADDITIONAL INFORMATION

         The Dynamics Proxy Statement contains additional information with respect to the Record Date, the number of Shares outstanding on the Record Date, the voting and revocation of proxies, voting for the election of directors, the Company's nominees for election of directors, the ratification and approval of the auditors, the vote required to ratify and approve the auditors, the beneficial owners of more than 5% of the Shares, the Share ownership of directors and officers of the Company, compensation of executive officers of the Company, performance of the Shares and the date by which shareholder proposals intended to be submitted at the Company's next annual shareholders' meeting must be received by the Company for inclusion in its proxy statement for that meeting. Such information, which WHX has not independently verified, is incorporated by reference in this Proxy Statement, upon reliance on the Company.

                             SOLICITATION OF PROXIES

         Proxies may be solicited by mail, advertisement, telephone, telecopier or in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of WHX, none of whom will receive additional compensation for such solicitations. WHX has requested banks, brokerage firms and other custodians, nominees and fiduciaries to forward all of its solicitation materials to the beneficial owners of the Shares they hold of record. WHX will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

         WHX has retained Georgeson for solicitation and advisory services in connection with the solicitation, for which Georgeson is to receive a fee of approximately $ , together with reimbursement for its reasonable out-of-pocket expenses. WHX has also agreed to indemnify Georgeson against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. Georgeson will solicit proxies for the Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Georgeson will employ approximately persons to solicit votes from shareholders for the Annual Meeting.

         The entire expense of soliciting proxies for the Annual Meeting is being borne by WHX. WHX will not seek reimbursement for such expenses from the Company. Although no precise estimate can be made at this time, WHX anticipates that the aggregate amount to be spent by WHX will be approximately $ of which approximately $ has been incurred to date. This amount includes expenditures for printing, postage, legal, accounting, public relations, soliciting, advertising and related expenses.

                           INFORMATION CONCERNING WHX

         WHX, through its indirect wholly-owned subsidiary, Wheeling-Pittsburgh Steel Corporation, is the ninth largest domestic integrated steel manufacturer in the United States. WHX manufactures a wide variety of flat-rolled products for construction, container, converter/processor, steel service center, automotive and other markets as well as fabricated steel products for the construction, highway and agricultural markets. Flat-rolled products consist of a variety of sheet products, including hot-rolled, cold-rolled, galvanized and pre-painted products, and tin mill products. Fabricated steel products include roll-formed corrugated roofing, roof deck, form deck, floor deck, culvert, bridge form, steel framing and related accessories and other products used primarily by the construction, highway and agricultural markets. The principal address of WHX is 110 East 59th Street, New York, New York 10022.

         WHX's financial results for 1996 reflect a strike by the United Steelworkers of America ("USWA") which began October 1, 1996 and has continued to date. No steel products are being produced or shipped at eight of WHX's plants located in Ohio, Pennsylvania and West Virginia which are subject to the work stoppage. These facilities represent approximately 80% of the tons shipped by WHX on an annual basis. WHX experienced a net loss of approximately $34.6 million in the strike-affected fourth quarter of 1996, and would expect to incur material losses for the duration of the work stoppage. Although WHX has been negotiating with the USWA to end the work stoppage on terms satisfactory to WHX, there can be no assurance that these negotiations will be successful, and it is unclear how long the work stoppage will continue and the impact it will have on WHX. Depending on the length of the work stoppage, WHX's financial condition and liquidity may be materially adversely affected. However, WHX does not believe that the work stoppage will affect its ability to complete the Tender Offer or the merger proposal.

         Certain information about certain directors, executive officers, employees and other representatives of WHX who may also assist Georgeson in soliciting proxies, is set forth in the attached Schedule I. Schedule II sets forth certain information relating to Shares owned by WHX, certain individuals and the WHX Nominees and certain transactions between any of them and the Company. Schedule III sets forth certain information, as made available in public documents, regarding Shares held by the Company's management.

         PLEASE INDICATE YOUR SUPPORT OF THE WHX NOMINEES BY MARKING, SIGNING AND DATING THE ENCLOSED GOLD PROXY CARD AND RETURN IT PROMPTLY TO WHX, C/O GEORGESON & CO. IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                 WHX CORPORATION

April __, 1997

                                   SCHEDULE I

               INFORMATION CONCERNING CERTAIN DIRECTORS, OFFICERS,
                   EMPLOYEES AND OTHER REPRESENTATIVES OF WHX

         The following table sets forth the name and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is carried on, of certain directors, officers, employees and other representatives of WHX who may also assist Georgeson in soliciting proxies from the Company's shareholders. Unless otherwise indicated, the principal business address of each director, officer or employee is 110 East 59th Street, New York, New York 10022.


Name and Principal                               Present Office or Other
Business Address                           Principal Occupation or Employment
---------------------------------------    -------------------------------------


Neil D. Arnold..........................   Director.  Executive Vice  President,
  Varity Corporation                       Corporate   Development   and   Chief
  672 Delaware Avenue                      Financial     Officer    of    Varity
  Buffalo, NY 14209                        Corporation

James G. Bradley........................   Vice President of WHX; Executive Vice
                                           President-   Operations  of  Wheeling
                                           Pittsburgh Steel Corporation

Paul W. Bucha...........................   Director.  President,  Paul W.  Bucha
  Paul W. Bucha and Company, Inc.          and Company, Inc.
  Foot of Chapel Avenue
  Jersey City, NJ 07305

Frederick G. Chbosky....................   Chief   Financial   Officer  of  WHX;
                                           Executive  Vice  President  - Finance
                                           and  Chief   Financial   Officer   of
                                           Wheeling-Pittsburgh Steel Corporation

Robert A. Davidow.......................   Director.  Private Investor
  11601 Wilshire Boulevard
  Suite 1940
  Los Angeles, CA 90025

William Goldsmith.......................   Director.  Management  and  Marketing
  Fiber Fuel International, Inc.           Consultant
  221 Executive Circle
  Suite II
  Savannah, GA 31406

Ronald LaBow............................   Director.  Chairman  of the  Board of
                                           WHX; President,  Stonehill Investment
                                           Corp.

Howard Mileaf...........................   Vice  President,  Special  Counsel of
                                           WHX

Marvin L. Olshan........................   Director.  Secretary of WHX; Partner,
  Olshan Grundman Frome &                  Olshan  Grundman  Frome &  Rosenzweig
    Rosenzweig LLP                         LLP
  505 Park Avenue
  New York, NY 10022
                                      -10-

Name and Principal                               Present Office or Other
Business Address                           Principal Occupation or Employment
---------------------------------------    -------------------------------------

John R. Scheessele......................   Director.    President    and   Chief
                                           Executive Officer of WHX;  President,
                                           Chief Executive  Officer and Chairman
                                           of the  Board of  Wheeling-Pittsburgh
                                           Steel Corporation

Garin Smith.............................   Vice President of WHX;  President and
                                           Chief   Executive  Offer  of  Unimast
                                           Incorporated,    a   wholly-    owned
                                           subsidiary of WHX

Stewart E. Tabin........................   Assistant   Treasurer  of  WHX;  Vice
                                           President, Stonehill Investment Corp.

Neale X. Trangucci......................   Assistant   Treasurer  of  WHX;  Vice
                                           President, Stonehill Investment Corp.

Raymond S. Troubh.......................   Director.  Financial Consultant
  10 Rockefeller Plaza
  Suite 712
  New York, NY 10021

DeWayne Tuthill.........................   Vice President of WHX

Lynn Williams...........................   Director. Retired President of United
  1829 Duffield Lane                       Steelworkers of America
  Alexandria, VA 22307


Steven Wolosky..........................   Assistant  Secretary of WHX; Partner,
  Olshan Grundman Frome & Rosenzweig LLP   Olshan  Grundman  Frome &  Rosenzweig
  505 Park Avenue                          LLP
  New York, NY 10022

                                   SCHEDULE II

                         SHARES HELD BY WHX, CERTAIN OF
                       ITS DIRECTORS, OFFICERS, EMPLOYEES
                 AND OTHER REPRESENTATIVES AND THE WHX NOMINEES
          AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND THE COMPANY

         The following table sets forth the transactions in shares by WHX in the past 60 days. All of such transactions took place through the New York Stock Exchange.


Shares of Common Stock         Purchase Price Per Share       Date of Purchase
----------------------         ------------------------     ------------------

       12,000                        $29.66                  March 4, 1997

        2,000                        $30.25                  March 6, 1997

        6,000                        $31.46                  March 10, 1997

       80,000                        $32.50                  March 13, 1997

        2,000                        $32.75                  March 17, 1997

        1,800                        $33.00                  March 18, 1997

        5,800                        $33.12                  March 24, 1997


         Ronald LaBow and Stewart E. Tabin have agreed to serve as the proxies on the GOLD proxy card.

         Except as disclosed in this proxy statement, none of WHX, any of its directors, officers, employees or other representatives named in Schedule I or the WHX Nominees owns any securities of the Company or any subsidiary of the Company, beneficially or of record, has purchased or sold any of such securities within the past two years or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Proxy Statement, to the best knowledge of WHX, such directors, officers, employees and other representatives and the WHX Nominees, none of their associates beneficially owns, directly or indirectly, any securities of the Company.

         Except as disclosed in this Proxy Statement, none of WHX, its directors, officers, employees or other representatives named in Schedule I or the WHX Nominees or, to their best knowledge, their associates has any arrangement or understanding with any person (1) with respect to any future employment by the Company or its affiliates, or (2) with respect to future transactions to which the Company or any of its affiliates will or may be a party, other than sales of products and services in the ordinary course of business.

                                  SCHEDULE III

                     SHARES HELD BY THE COMPANY'S MANAGEMENT

         As of February 12, 1997, the directors and executive officers of the Company beneficially owned (within the meaning of the rules under Section 13(d) of the Securities Exchange Act of 1934, as amended) 261,418 Shares (or approximately 6.8% of the Shares reported as outstanding on such date). All of the foregoing information has been obtained from the Dynamics Proxy Statement.

         Based on information obtained from the Dynamics Proxy Statement, the following table shows the only entities which owned more than 5% of the outstanding Share on January 1, 1997.


    Name and Address of Beneficial Owner                    Number of Shares (1)                   Percent of Class
----------------------------------------------          -----------------------------         --------------------------

GAMCO Investors, Inc........................                          708,600                               18.59%

Gabelli Funds, Inc..........................                          153,000                                4.01%

Gabelli International, Limited
  One Corporate Center
  Rye, NY  10580-1435.......................                            2,000                                 .05%

Dimensional Fund Advisors, Inc.
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California  90401...........                          311,950                                8.19%

Steel Partners, II, L.P.....................                          209,700                                5.50%
Steel Partners Services, Ltd.
Warren Lichtenstein
  750 Lexington Avenue
  New York, New York  10022

---------------------
(1) Information with respect to beneficial ownership is based on information furnished to the Company by the beneficial owners named above. Under the rules of the Securities and Exchange Commission, beneficial ownership is determined by the possession of either voting or investment power.

         Each of the above Gabelli entities has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except that GAMCO Investors, Inc. does not have authority to vote 56,500 of the reported shares, and except that Gabelli Funds, Inc. shares with the Board of Directors of The Gabelli Asset Fund, The Gabelli Growth Fund, The Gabelli Convertible Securities Fund and/or The Gabelli Value Fund Inc. voting power with respect to the 153,000 shares held by such funds, so long as the aggregate voting interest of all joint filers does not exceed 25% of the issuer's total voting interest and, in that event, the Proxy Voting Committee of each fund shall respectively vote that fund's share.

         Dimensional Fund Advisors Inc. has asked that the following language be used when describing the beneficial ownership of the shares it holds. Dimensional Fund Advisors Inc. ("Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 311,950 shares of Dynamics Corporation of America stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or on series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole voting power over 180,050 shares and officers of DFA Investment Dimensions Group Inc. and The DFA Investment Trust Company vote 131,900 shares.

         Currently, WHX owns 109,600 Shares, of which 80,000 were acquired from Steel Partners II, L.P. ("Steel Partners") and an entity affiliated with Steel Partners Services, Ltd. ("Steel Services") on March 13, 1997 at a price of $32 1/2 per Share (the prevailing market price on that date). Based on publicly available information, Mr. Warren Lichtenstein is the sole executive officer and managing member of a limited liability company which is the general partner of Steel Partners and the sole executive officer and shareholder of Steel Services. Mr. Ronald LaBow, Chairman of WHX, and Mr. Lichtenstein have had business dealings with each other for several years, and Mr. LaBow has known about Steel Partners' and Steel Services' ownership interest in the Company since late 1994 or early 1995. Earlier this month, Mr. LaBow contacted Mr. Lichtenstein and asked if Steel Partners and Steel Services, which owned an aggregate of 209,700 Shares (approximately 5.5% of the outstanding Shares), would be willing to sell all of their Shares to WHX or establish a joint arrangement in which WHX might acquire additional Shares. Mr. Lichtenstein responded that the entire ownership position of Steel Partners and Steel Services was not available by sale and that there was no desire for such entities to act in concert with WHX, inasmuch as he and his affiliates wished to remain free to make investment decisions concerning their Shares in their sole discretion and without consultation with others. However, Mr. Lichtenstein did indicate a willingness to sell a portion of the Shares held by his affiliates. After negotiation regarding the amount and price for such a sale, Mr. Lichtenstein agreed to sell 80,000 Shares to WHX as described above. WHX expressly disclaims that it is acting as a "group" or otherwise in concert with Steel Partners, Steel Services, Mr. Lichtenstein or any of their respective affiliates in respect to any remaining Shares which they may currently own or acquire in the future.

         Other than as set forth in the preceding paragraph, although WHX does not have any information that would indicate that any information contained in this Proxy Statement that has been taken from the Dynamics Proxy Statement or any other document on file with the Securities and Exchange Commission is inaccurate or incomplete, WHX does not take any responsibility for the accuracy or completeness of such information.

                                    IMPORTANT

         Your proxy is important. No matter how many Shares you own, please give WHX your proxy FOR the election of the WHX Nominees by:

         MARKING the enclosed GOLD proxy card,

         SIGNING the enclosed GOLD proxy card,

         DATING the enclosed GOLD proxy card, and

         MAILING the enclosed GOLD proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

         If you have already submitted a proxy to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the WHX Nominees by marking, signing, dating and returning the enclosed GOLD proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to the Company. Only your latest dated proxy for the Annual Meeting will count at such meeting.

         If you have any questions or require any additional information concerning this Proxy Statement or the proposal by WHX to acquire the Company, please contact GEORGESON at 1-800-223-2064. IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE THE GOLD PROXY CARD.

                         DYNAMICS CORPORATION OF AMERICA

                  ANNUAL MEETING OF SHAREHOLDERS -- MAY 2, 1997

              THIS PROXY IS SOLICITED ON BEHALF OF WHX CORPORATION


         The shareholder designated on the reverse of this card hereby appoints Ronald LaBow and Stewart E. Tabin as proxies, and each of them, the shareholder's attorney and proxy, each will full power of substitution, to vote upon the propositions set forth herein all shares of common stock of Dynamics Corporation of America ("DCA") held as of March 14, 1997 which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders of DCA and at all adjournments or postponements thereof to be held in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut on May 2, 1997 at 10:30 a.m. This proxy revokes all prior proxies given by the undersigned.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WITH RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL 1), WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE VOTES REPRESENTED BY A PROXY WILL BE CAST FOR THE WHX NOMINEES. WITH RESPECT TO THE AMENDMENTS TO THE BY-LAWS (PROPOSALS 2, 3 AND 4), IF NO MARKING IS MADE, THIS PROXY WILL BE TREATED AS DIRECTION TO VOTE FOR SUCH PROPOSALS. WITH RESPECT TO DCA'S PROPOSAL TO RATIFY AND APPROVE THE AUDITORS, IF NO MARKING IS MADE, THIS PROXY WILL BE TREATED AS DIRECTION TO ABSTAIN FROM VOTING WITH RESPECT THERETO. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.


                         (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS
/ / FOR ALL NOMINEES LISTED BELOW            / /  WITHHOLD AUTHORITY TO VOTE FOR
    (EXCEPT AS MARKED TO THE CONTRARY BELOW)      ALL NOMINEES LISTED BELOW

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)

       Ronald LaBow; Stewart E.Tabin; Neale X. Trangucci and Howard Mileaf

--------------------------------------------------------------------------------

2. Approval of the amendment to DCA's By-Laws to provide that special meetings of shareholders may be called by the written request of the holders of record of at least 9.9% of the outstanding capital stock of DCA.
         FOR / /  AGAINST / / ABSTAIN / /

3. Approval of the amendment to DCA's By-Laws to provide that directors of DCA may be removed at anytime without cause.


         FOR / /  AGAINST / / ABSTAIN / /

4. Approval of the resolution amending DCA's By-Laws to repeal each and every By-Law amendment adopted by the Board of Directors after March 14, 1997 and prior to the date this resolution is adopted.
         FOR / /  AGAINST / / ABSTAIN / /

5. Ratification and approval of the selection of Ernst & Young LLP as independent auditors for DCA for the year 1997.

         FOR / /  AGAINST / / ABSTAIN / /

6. In their discretion the proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the meeting and any postponements and adjournments thereof.

                                  Please date this Proxy and sign exactly as your name(s) appears hereon. When signing as attorney, executor, administrator, trustee, guardian or other representative, give your full title as such. If a corporation, sign the full corporate name by an authorized officer, stating his/her title. If a partnership, sign in partnership name by authorized person. This proxy votes all shares held in all capacities.


                                  Date:                                   , 1997
                                      ------------------------------------

                                  Signature
                                           -------------------------------------


                                  Signature
                                           -------------------------------------

                                       -2-